SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

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                                 FORM 8-K
                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                               June 10, 1999

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                         WERNER ENTERPRISES, INC.
          (Exact name of registrant as specified in its charter)


     NEBRASKA                          0-14690                   47-0648386
(State or other jurisdiction of    (Commission File           (IRS Employer
incorporation or organization)         Number)          Identification No.)


14507 FRONTIER ROAD
POST OFFICE BOX 45308
OMAHA, NEBRASKA                 68145                         (402)895-6640
(Address of principal        (Zip Code)     (Registrant's telephone number)
   executive offices)

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

       During the last two months, Werner Enterprises, Inc. (the "Registrant") solicited and received formal proposals for accounting and tax services from several accounting firms. Effective June 10, 1999, the Registrant (a) engaged KPMG LLP as independent accountants and (b) dismissed Arthur Andersen LLP ("AA LLP") as independent accountants. The decision to change accountants was approved by the Registrant's Board of Directors.

      The reports of AA LLP for the past two fiscal years contained no adverse opinion, disclaimer of opinion, or opinion that was qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the Registrant's two most recent fiscal years and subsequent interim periods preceding the date of this report there were no:

     (i) disagreements between the registrant and AA LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA LLP, would have caused them to make reference to the subject matter of the disagreements in their reports.
    (ii) reportable events involving AA LLP that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K.
   (iii) consultations between the Registrant and KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Registrant requested, and AA LLP has provided, a letter addressed to the Securities and Exchange Commission stating that AA LLP agrees with the above statements that pertain to AA LLP. A copy of such letter, dated June 14, 1999, is filed as Exhibit 16 to this Form 8-K.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     Exhibit 16 Letter of Arthur Andersen LLP regarding change in certifying accountant.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WERNER ENTERPRISES, INC.


Date:      June 16, 1999                By:  /s/ John J. Steele
         --------------------                ------------------------------
                                             John J. Steele
                                             Vice President, Treasurer and
                                               Chief Financial Officer


Date:      June 16, 1999                By:  /s/ James L. Johnson
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                                             James L. Johnson
                                             Corporate Secretary and
                                              Controller